THIRD RESTATED REVOLVING CREDIT NOTE


$17,000,000.00                    Dallas, Texas                    April 9, 2001


         FOR VALUE RECEIVED, ZIMMERMAN SIGN COMPANY, a Texas corporation, (the "Maker"), promises to pay to the order of COMERICA BANK-TEXAS (the "Bank") at 1601 Elm Street, Dallas, Texas 75201, on July 1, 2002, (unless sooner due under the terms of the Loan Agreement, as that term is defined below) an aggregate principal sum of Seventeen Million and No/100 Dollars ($17,000,000.00) or, if less, the aggregate unpaid principal sum shown on the schedule which, at the sole option of the Bank, may be attached hereto and made a part hereof.

         The unpaid principal amount of this Note shall bear interest and be payable as provided in that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 30, 1998, between the Maker and the Bank, that certain First Amendment to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 31, 2000, between the Maker and the Bank, and that certain Second Amendment to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated of even date herewith, between the Maker and the Bank (as amended from time to time, the "Loan Agreement") and this Note is the Revolving Credit Note referred to in the Loan Agreement. Interest shall be payable as provided in the Loan Agreement until maturity (whether by acceleration or otherwise) and, from and after such maturity, on demand. Reference is hereby made to the Loan Agreement for a statement of its terms and conditions, including those conditions under which this Note may be accelerated. Unless otherwise defined herein, capitalized terms herein shall have the meanings given such terms in the Loan Agreement.

         If an Event of Default (as defined in the Loan Agreement) occurs and is not cured within the time, if any, provided for by the Loan Agreement and is continuing, the Bank may exercise any one or more of the rights (including the right to accelerate this Note and any other Indebtedness, as defined in the Loan Agreement) and remedies granted by the Loan Agreement, or given to a secured party under applicable law.

         The Bank is hereby granted a security interest in all property of the Maker at any time in the possession of the Bank and in all balances of deposit accounts of the Maker from time to time with the Bank. If an Event of Default occurs and is not cured within the time, if any, provided for by the Loan Agreement, then the Bank, upon the occurrence and continuance of any such Event of Default, or after the expiration of any time provided for cure, may at its option and without prior notice to the Maker declare the principal of and interest on this Note to be immediately due and payable and may set off against the principal of and interest on this Note (i) any amount owing by the Bank to the Maker (ii) any property of the Maker in the possession of the Bank and (iii) any amount in any deposit account of the Maker with the Bank.

         No agreements, conditions, provisions or stipulations contained in this Note or in any other agreement between the Maker and the Bank, or the occurrence of an Event of Default, or the exercise by the Bank of the right to accelerate the payment of the maturity of principal and interest, or to


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exercise any option whatsoever contained in this Note or any other agreement between the Maker and the Bank, or the arising of any contingency whatsoever, shall entitle the Bank to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect (the "Maximum Legal Rate") and in no event shall the Maker be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Maker to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate (the "Excess"), the Maker acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any obligations due, and, second, returned to the Maker, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the prime commercial interest rate from time to time announced by the Bank such an unintentional result could inadvertently occur. By the execution of this Note, the Maker covenants that (a) the credit or return of any Excess shall constitute the acceptance by the Maker of such Excess, and (b) the Maker shall not seek or pursue any other remedy, legal or equitable, against the Bank based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received by the Bank in connection with the Maker's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note. If at any time the rate of interest payable hereunder shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Contract Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Note equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Contract Rate.

         Unless preempted by federal law, the rate of interest from time to time in effect hereunder shall not exceed the "applicable weekly ceiling" from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

         The provisions of this Note governing interest shall be deemed to be incorporated into every document or communication relating to the obligations which sets forth or prescribes any account, right or claims or alleged account, right or claim of the Bank with respect to the Maker (or any other obligor in respect of the obligations), whether or not any provisions of this Note is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Bank thereunder, be automatically recomputed by the Maker or any other obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Note. This Note will be governed by the laws of the State of Texas. Maker waives (to the extent permitted by applicable law) all rights to a trial by jury in any proceedings relating to this Note or any other Loan Documents.



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


         If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Bank by reason thereof shall be payable upon demand.

         The provisions of Chapter 346 of the Texas Finance Code (Vernon's Texas Code Annotated), as amended, are specifically declared by the parties hereto not to be applicable to this Note or any of the other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.

         Except as provided for in the Loan Agreement, the Maker and all guarantors and endorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the Maker or release or nonenforcement of any security, whether with or without notice, shall affect the obligations of any guarantor or endorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses (including, but not limited to, reasonable attorney fees) incurred in collecting or attempting to collect any and all principal of and interest on this Note.

         Should this Note be signed by more than one party, all of the obligations herein contained shall be the joint and several obligations of each signatory hereto.

         This Note is given in modification and restatement of (but not as a substitution for or novation of) that certain Second Restated Revolving Credit Note dated July 31, 2000, in the original principal amount of $17,000,000.00, executed by the Maker and payable to the order of the Bank, and this Note is entitled to the benefits of all collateral securing such prior note.

         IN WITNESS WHEREOF, the Maker has executed this Note the 9th day of April, 2001.

    ZIMMERMAN SIGN COMPANY


    By:   /s/  Jeffrey P. Johnson
          --------------------------------------------
         Name:    Jeffrey P. Johnson
         Title:    Vice President, Chief Financial Officer
                  and Secretary



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